FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VSI HOLDINGS, INC.
           __________________________________________________
           (Exact name of issuer as specified in its charter)

            Georgia                           22-2135522
_______________________________            ________________
(State or other jurisdiction of           (I.R.S. Employee
 incorporation or organization)          Identification No.)

2100 N. Woodward Ave., West 201, Bloomfield Hills, Michigan 48304-2262
_______________________________________________________________________
          (Address of Principal Executive Offices)  (Zip Code)

              VSI Holdings, Inc. 1997 Restricted Stock Plan
              _____________________________________________
                        (Full title of the plan)

                            Thomas W. Marquis
2100 N. Woodward Ave., West 201, Bloomfield Hills, Michigan 48304-2262
_______________________________________________________________________
                 (Name and address of agent for service)

     with a copy to:       Michael A. Kilgore, P.C.
                           717 Channing Drive, N.W.
                           Atlanta, Georgia  30318

                             (248) 644-0500
      ____________________________________________________________
     (Telephone number, including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

 Title of        1          Proposed            2
securities     Amount        maximum     Proposed maximum    Amount of
  to be        to be      offering price     aggregate     registration
registered   registered     per unit      offering price       fee
__________   __________   ______________ ________________  ____________
Common Stock  1,000,000        $4.875        $4,817,203     $1,339.18
$.01 par        shares

__________________
1. This Registration Statement also covers any additional shares that hereafter may be awarded as a result of the adjustment and anti-dilution provisions of the VSI Holding, Inc. 1997 Restricted Stock Plan.

2. In accordance with Rule 457(c) and (h), computed with respect to 154,126 shares vested and issued as of December 15, 1998 based on $4.50 closing price of Common Stock (aggregate $693,567), and 845,874 shares at $4.875 (closing price of the Common Stock on April 29, 1999) or an aggregate of $4,123,636.

                           VSI HOLDINGS, INC.
             1,000,000 Shares of Common Stock $.01 Par Value
            Issuable Pursuant to the 1997 VSI Holdings, Inc.
                         Restricted Stock Plan

     VSI Holdings, Inc., a Georgia corporation (the "Company"), whose address is 2100 N. Woodward Avenue, West 201, Bloomfield Hills, Michigan 48304-2263 and whose telephone number is (248) 644-0500, has adopted its 1997 Restricted Stock Plan (the "RS Plan") under which up to 1,000,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") may be awarded to full-time employees of the Company.

     This Prospectus may be used only in connection with offers and sales by the Company of shares of Common Stock under the RS Plan. It is not available to any person to use for any reoffer or resale of Common Stock purchased pursuant to the RS Plan.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus; and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state in which such offer or solicitation may not lawfully be made.



     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports, proxy and information statements, and other information filed by the Company can be inspected at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Upon the written or oral request, a copy of any and all of the documents referred to under the heading "Information Incorporated by Reference" in this Prospectus and the Company's latest annual report to shareholders will be provided. Such request should be made to Thomas
W. Marquis, Secretary of the Company, whose address is 2100 N. Woodward Avenue, West 201, Bloomfield Hills, Michigan 48304-2262 and telephone number is (248) 644-0500.


          The date of this Prospectus is April 23, 1999.



                           TABLE OF CONTENTS

                                                              Page

The Company....................................................  3

Description of the RS Plan.....................................  3

   Purpose and Adoption........................................  3

   How the RS Plan Works.......................................  3

   Administration..............................................  4

   Shares Subject to RS Plan...................................  4

   Eligibility.................................................  4

   Prospectus Updating.........................................  5

   Corporate Recapitalization and Reorganization...............  5

   Termination and Amendment of RS Plan........................  5

   Federal Income Tax Consequences.............................  5

ERISA..........................................................  6

Restrictions on Resale.........................................  6

Description of Capital Stock...................................  6

Indemnification of Directors and Officers......................  7

Information Incorporated by Reference..........................  8
















                                   -2-
                                THE COMPANY

     VSI Holdings, Inc. is a holding company for subsidiaries which provide (i) training and educational services, telemarketing, data base management, Internet web site development, direct response and direct customer service, (ii) integrated logistic services to automotive industry clients, and (iii) animated robotic figures to the retail, entertainment and casino industries. The Company's address is 2100 North Woodward Avenue, West 201, Bloomfield Hills, Michigan 48304-2263, and its telephone number is (248) 644-0500.

                       DESCRIPTION OF THE RS PLAN

     The following paragraphs provide a brief summary of the background and purpose of the RS Plan, the eligibility provisions of the RS Plan, and the operation of the RS Plan. A complete copy of the RS Plan is an exhibit to the Registration Statement of which this Prospectus is a part, and the description contained herein of the RS Plan is qualified in its entirety by reference to the RS Plan itself.

PURPOSE AND ADOPTION

     The purpose of the RS Plan is to enable the Company and its subsidiaries to secure and retain the services of highly qualified persons and to promote in their employees additional interest in the successful operation of the business.

     On January 21, 1998, the Company's Board of Directors (the "Board") ratified the earlier implementation by the President of the Company, effective upon shareholders' approval, of the RS Plan, and designated its Compensation and Stock Option Committee (the "Committee") to administer the RS Plan. Such ratification also encompassed the award of 426,375 shares to 18 Company employees as of December 15, 1997 (one employee with an 17,766 share award has departed). Shareholders ratified the RS Plan and such awards of 408,609 shares at their April 8, 1998 annual meeting. Thereafter, awards of 153,064 shares were made to 21 employees on and after May 10, 1998. On April 20, 1999, shareholders amended the RS Plan to increase the authorized shares to 1,000,000.

HOW THE RS PLAN WORKS

     The RS Plan specifies that each award will vest, and a stock certificate for vested shares will be issued, in three equal parts on the first three anniversary dates after the grant of the award; provided, however, that in the event of an employee's death, shares of an installment to vest within 12 months shall proportionately vest on a daily basis rather than be wholly forfeited due to failure to be employed as of an anniversary date.

Employees will incur no brokerage commissions or service charges under the RS Plan for shares awarded and certificates issued. Employees will incur such costs to sell awarded shares.
                                   -3-
ADMINISTRATION

     The RS Plan specifies that it shall be administered by the Committee which shall consist of not less than three directors of the Company as appointed by the Board. The present members of the Committee are:

     Thomas W. Marquis             Martin S. Suchik
     2100 North Woodward West      3986 Powers Ferry Road, N.W.
     Suite 201                     Atlanta, GA  30342
     Bloomfield Hills, MI  48304

     Jerry L. Barton               Dr. Kenneth L. Bernhardt
     1660 Brandon Hall Dr.         Georgia State University
     Dunwoody, GA  30350           University Plaza
                                   Atlanta, GA  30303

The Committee has complete power and authority to make rules for administration of the RS Plan and any required determinations and interpretations under the RS Plan; subject to the provisions of the RS Plan and to policies determined by the Board, the Committee's determinations and interpretations will be final.

SHARES SUBJECT TO RS PLAN

     The RS Plan provides for the award of up to 1,000,000 shares of Common Stock pursuant to its terms, of which 561,673 have been awarded to date. Periodically, the Company will issue awards to its employees.
 Shares covered by awards which terminate for any reason (e.g., expiration, cancellation, etc.) may be the subject of new awards. The number of shares of the Common Stock available under the RS Plan are subject to appropriate adjustment by the Committee to prevent dilution in the event of the subdivision or consolidation of shares, a stock dividend, or certain other events.

ELIGIBILITY

     Shares of Common Stock may be awarded under the RS Plan only to such full-time employees of the Company and its subsidiaries (including officers who are also directors of the Company, but not directors who are not also officers) who have substantial responsibility in the direction and management of the Company. Because the vesting of shares is predicated on the full-time employment of the grantee, the RS Plan provides that no employee or other person shall have any claim or right to be granted shares under the Plan; however, once shares are vested to an employee for which a stock certificate is issued, the employee is free to sell, assign or otherwise hypothecate such shares, except as noted in "Restrictions on Resale" below.




                                   -4-

PROSPECTUS UPDATING

     It is the Company's intention to update this Prospectus from time to time to reflect changes in the RS Plan. Such changes will be made by an appendix which will be distributed to option holders when issued in lieu of a completely revised Prospectus.

CORPORATE RECAPITALIZATION AND REORGANIZATION

     In the event of a change in the Common Stock as a result of a stock split or reverse stock split, the number of authorized but unissued shares for which stock may be granted under the RS Plan and the number of shares subject to each award shall be appropriately adjusted by the Committee; the RS Plan makes no provision for a change of outstanding shares in the event of a recapitalization, reorganization, stock dividend or similar event, but the Committee has the power at that time, but not the obligation, to make an appropriate adjustment.

TERMINATION AND AMENDMENT OF RS PLAN

     The RS Plan has no specified termination date and may be suspended from time to time, but in the event of termination or suspension of the RS Plan, outstanding awards would still be contractual obligations of the Company. The Board may, without shareholder approval, terminate, suspend or amend the RS Plan at any time or from time to time; however, the Board may not, without shareholder approval, amend the RS Plan in certain respects which would (i) increase the maximum number of shares which may be awarded, (ii) increase or decrease the vesting schedule of an award, or (iii) change the designation of the class of persons eligible to receive awards under the RS Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of current federal income tax rules relating to the award of restricted stock.

     The award of shares under the RS Plan is not taxable to the employee at the time of grant. Upon vesting of shares under the schedule established by the RS Plan, the employee generally will recognize ordinary income equal to the fair market value of the Common Stock determined on the anniversary date of vesting.

     Income required to be recognized in connection with the vesting of shares will be taxed to the employee as compensation (ordinary income), and the Company will be required to withhold tax on the amount of income recognized by the employee. The Company will be entitled to an income tax deduction in the year in which an employee realizes income with respect to the vesting of shares, in an amount equal to the income realized by the employee.

     If an employee sells, exchanges or otherwise disposes of shares of Common Stock acquired upon the vesting of shares, the employee will
                                   -5-
have gain or loss equal to the difference between the amount realized and his or her basis in the shares. An employee's basis in the shares of Common Stock received upon the vesting of shares generally will be equal to the fair market value, on the anniversary date of vesting, of the shares acquired. Any gain or loss recognized on such a grantee sale or exchange of shares acquired under the RS Plan will be treated as long-term or short-term capital gain or capital loss, depending on the period of time the shares are held by the employee. Long-term capital gain treatment is applicable where the shares have been held for more than 12 months.

     The above summary is based upon an interpretation of present federal income tax laws and regulations as of the date hereof. This summary is not intended to cover all aspects of federal law or any state or local tax law which may be applicable to the RS Plan.

                                  ERISA

     The RS Plan is not subject to any provisions of the Employee
Retirement Income Security Act of 1974.

                          RESTRICTIONS ON RESALE

     The RS Plan contains no provisions restricting the resale of shares of Common Stock acquired by participants (except by "affiliates" as discussed below) under the RS Plan and, assuming the continuing effectiveness of the Registration Statement on Form S-8 of which this Prospectus is a part, participants will be free to sell any or all of their shares of Common Stock. However, should such Registration Statement be terminated, suspended or otherwise no longer effective under the Securities Act of 1933, as amended (the "1933 Act"), then the Company at the time of the vesting of any shares will require an investment representation in a form acceptable to the Company and its counsel and will place a restrictive legend on the Common Stock certificate.

     Restrictions on resale are imposed upon all persons who may be deemed to be "affiliates" (as such term is defined by rules of the Securities and Exchange Commission) of the Company. The most probable method of resale available to affiliates is an unregistered resale in a broker's transaction that satisfies all of the applicable conditions of Rule 144 of the 1933 Act. Persons who are not affiliates of the Company should generally be able to resell shares of Common Stock acquired upon exercise of options without federal securities laws restrictions pursuant to an exemption from the registration provisions of the 1933 Act.

                      DESCRIPTION OF CAPITAL STOCK

     Holders of Common Stock are entitled to dividends when and as declared by the Board out of funds legally available therefore. Voting rights are vested in the holders of the Common Stock which is entitled

                                   -6-
to one vote per share. The holders of Common Stock do not have cumulative voting rights, which means that the holders of shares having more than 50% of the total votes represented at a meeting voting for the election of directors can elect all of the directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any person to the Board.

     Upon liquidation, all shares of Common Stock participate ratably in the net assets available for distribution after payment of all liabilities. The holders of Common Stock have no preemptive, conversion, or redemption rights. All outstanding shares of Common Stock are fully paid and nonassessable and the additional shares of Common Stock offered hereby, when delivered against payment therefore as provided in the RS Plan, will be fully paid and nonassessable. The above summary is not intended to cover all aspects of federal, Georgia or other state or local law which may be applicable to the RS Plan, or the Articles of Incorporation and the By-Laws of the Company and any other documents governing the legal affairs of the Company.

                INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article VIII of the Company's Articles of Incorporation, together with Article IX, Section 8 of the Company's By-Laws authorizes, under certain circumstances, indemnification of directors and officers of the Company for liability and expense incurred by them in connection with civil, criminal or administrative claims or proceedings in which they may become involved by reason of their having been a director, officer, agent or employee of the Company or having served in a similar capacity or as a partner or trustee with another entity at the Company's request.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.
















                                   -7-
                 INFORMATION INCORPORATED BY REFERENCE

     The following documents are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998;

     (b)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Securities Act of 1934 since the end of the fiscal year covered by the Annual
          Report referred to in (a) above; and

     (c) The description of the Company's Common Stock with the Form 8-A, filed on or about March 30, 1994, which registered (No. 1-12942) the Common Stock under Section
          12(b) of the Securities Exchange Act of 1934, as amended.

In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.




























                                   -8-
                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.   Incorporation of Documents by Reference.  See
          Prospectus section titled "Information Incorporated by Reference".

Item 4. Description of Securities. The Common Stock is registered under Section 12(b) of the Securities
          Exchange Act of 1934.  See Prospectus section titled
          "Description of Capital Stock".

Item 5. Interests of Named Experts and Counsel. Michael A. Kilgore, the President of Michael A. Kilgore, P.C. which is counsel to the Company, individually owns 14,300 shares of Common Stock and is the assignee of a non-qualified stock option for 15,000 shares of Common Stock exercisable at $.50 per share expiring in January 2001.

Item 6.   Indemnification of Directors and Officers.  See
          Prospectus section titled "Indemnification of Directors and Officers".

Item 7.   Exemption from Registration Claimed.  Not applicable.

Item 8. Exhibits. The following exhibits are filed as part of this Registration Statement unless otherwise noted:

          4.1  VSI Holdings, Inc. 1997 Restricted Stock Plan.

          5.1 Opinion of Michael A. Kilgore, P.C. as to the legality of the securities being registered.

          24.1 Consent of Plante & Moran, LLP.

          24.2 Consent of Michael A. Kilgore, P.C. (included with
               Exhibit 5.1).

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;




                                  II-1
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of

                                  II-2
          Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.























                                  II-3
                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on this 20th day of April, 1999.

                                   VSI HOLDINGS, INC.


                                   By:/s/ Steve Toth, Jr.
                                      __________________________
                                      Steve Toth, Jr., President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ Steve Toth, Jr.                      April 20, 1999
________________________________
Steve Toth, Jr., Chairman of the
Board of Directors and President
(Chief Executive Officer)

/s/ Thomas W. Marquis                    April 20, 1999
________________________________
Thomas W. Marquis, Treasurer and
Director (Chief Accounting and
Financial Officer)

/s/ Martin S. Suchik                     April 20, 1999
________________________________
Martin S. Suchik, Executive Vice
President and Director

/s/ Terry Sparks                         April 20, 1999
________________________________
Terry Sparks, Director

________________________________
Jerry L. Barton, Director

________________________________
Kenneth L. Bernhardt, Director

________________________________
Robert F. Sui, Director


                                  II-4
                                                  EXHIBIT 5.1/24.2

                        717 Channing Drive, N.W.
                      Atlanta, Georgia  30318-2504
                             (404) 351-7766

                             April 20, 1999


VSI Holdings, Inc.
2100 N. Woodward Avenue, West 201
Bloomfield Hills, Michigan  48304-2262

Gentlemen:

     This opinion is being delivered in connection with the filing by VSI Holdings, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 with respect to 1,000,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") issuable in connection with the Company's 1997 Restricted Stock Plan (the "Plan").

     As counsel for the Company, we have examined the relevant corporate documents, as well as the relevant state statutes and federal law, incident to the giving of this opinion, and we are generally familiar with the affairs of the Company.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock reserved for issuance in connection with the Plan, when issued as provided by the Plan, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                     Very truly yours,



                                     MICHAEL A. KILGORE, P.C.
                                 By: Michael A. Kilgore, President












                                                     EXHIBIT 4.1

VSI HOLDINGS, INC.
RESTRICTED STOCK PLAN
December 1, 1997

1.      Purpose:    The purpose of the Restricted Stock Plan (the Plan)
is to provide deferred compensation benefits for a select group of certain designated key employees of VSI Holdings, Inc. (the Company) as a means of a (a) affording additional incentive for management to increase the earnings of the Company on a long-term basis; (b) attracting and retaining key employees in the employ of the Company; and (c) furthering the identity of interest of the key management of the Company with those of its shareholders.

2.     Definitions:     As used in the Plan, the following capitalized
words and phrases shall have the meaning set forth below, unless the context clearly indicates that a different meaning is otherwise intended.(a) Company means VSI Holdings, Inc. a Georgia corporation, or any successor thereto, whether by merger, consolidation, liquidation, reorganization, or otherwise which has made provision for adoption of the Plan and the assumption of the Company's obligations thereunder.

(b) Common Stock means the shares of $0.01 par value Common Stock of VSI Holdings, Inc.

(c) Employee means any person, including an officer of the Company (whether or not he or she is also a director thereof), who is employed by the Company on a full-time basis. The term does not include persons who are retained by the Company as consultants only.

(d) Participant means a key Employee who is granted Restricted Stock under this Plan.

(e) Termination Date shall mean the date of a Participant's cessation of employment with the Company by death, retirement, disability, resignation, discharge or otherwise.

(f) Grant Date shall mean the date that appears on the Restricted Stock Grant Agreement given to the Participant when restricted stock is granted.

3. Administration: The Plan shall be administered by the Committee established within the sole discretion of the Board of Directors of the Company. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees to be granted
Restricted Stock.

         The committee shall have full discretionary authority to interpret the Plan, to adopt and revise rules regulations relating to the Plan, ton determine the conditions subject to which any awards may be made, and to make any other determinations which it believes necessary or advisable for the administration of the Plan, determinations by the Committee are final and binding on all parties with respect to all matters relating to the Plan.

4. Grants: Restricted Shares shall be granted to such key employees of the Company as the Committee shall determine, who shall hereafter be referred to as Participants. Participants shall be limited to those employees of the Company who because of their positions and responsibilities comprise key management personnel. If a Restricted Stock awarded under the Plan shall be forfeited or canceled for any reason, such Restricted Stock may again be awarded under the Plan. Restricted Stock shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

5.      Vesting:     (a)     Restricted Shares granted to a Participant
shall vest according to the following schedule:
           Anniversary             Percentage of
           Grant Date              Vested Shares
               1                        33.3%
               2                        66.6%
               3                       100.0%

     (b) As long as the Participant is an active employee of the Company on the anniversary dates mentioned above, a stock certificate of the vested shares will be issued by the Company. All non vested shares shall be forfeited upon the Participant's termination of employment with the Company for any reason other than death.

     (c) Notwithstanding the vesting provisions of paragraph (a), in the event of the death of the Participant, a proportionate number of the Restricted Shares vesting in the current twelve (12) month period shall vest, all other non-vested shares shall be forfeited.
Example: Participant has 1,000 shares that are vesting in the current twelve (12) month period, Participant dies after completing 195 days of the current period. Completed days represent 53.4% of the twelve
(12) month vesting period, thus, Participants estate would receive 534 shares. All fractional shares will be eliminated.

6.     Changes in Capital Structures:     In the event of any change in
the outstanding shares of common stock of the Company by reason of stock split or reverse stock split, all non-vested Restricted Stock will be proportionately adjusted and any resulting fractional shares will be eliminated.

7.     Miscellaneous Provisions: (a)     No employee or other person
shall have any claim or right to be granted any Restricted Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company.





     (b) The Plan shall at all times remain unfunded and no provision shall at any time be made with respect to segregating assets of the Company for the purpose of providing benefits hereunder. No Participant of other person shall have an interest in any particular assets of the Company by reason of a right to receive a benefit under this Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

     (c) This Plan shall be governed and construed in accordance with the laws of the State of Michigan.

8.     Amendment of the Plan:     The Board of Directors of the Company
may alter or amend the Plan at any time and from time to time, without obtaining the approval of the stockholders of the Company. Except as otherwise provided herein, no amendment to the Plan may alter, impair or reduce the number of Restricted Shares granted under the Plan prior to the effective date of such amendment without the written consent of any affected Participant.

9.     Right of Company to Terminate Employment:     Nothing contained
in the Plan, or in any grant awarded pursuant to the Plan, shall interfere or impair in any way with the right of the Company to terminate the employment of the Participant at any time for any reason with or without cause.

10.     Stockholder Approval:     The Plan is being initiated
anticipating stockholder approval at our next stockholder meeting.








                                                     EXHIBIT 24.1


We consent to the incorporation by reference in the VSI Holdings, Inc. Registration Statement (Form S-8) pertaining to the VSI Holdings 1997 Restricted Stock Plan of our report dated December 7, 1998, with respect to the consolidated financial statements of VSI Holdings, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                    /s/Plante & Moran, LLP
                       PLANTE & MORAN, LLP


Ann Arbor, Michigan
April 20, 1999